Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 8, 2014 (except Note 2, Subsequent Events paragraph, as to which the date is September 30, 2014), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-198594) and the related Prospectus of EndoStim, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

St. Louis, Missouri

September 30, 2014